[Letterhead of Fenwick & West LLP]

EXHIBIT 5.1

April 21, 2006

Natus Medical Incorporated

1501 Industrial Road

San Carlos, California 94070

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) by Natus Medical Incorporated, a Delaware corporation (the “Company”), on or about April 21, 2006 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed: (a) issuance and sale, from time to time, by the Company of its shares of Common Stock, par value $0.001 per share (the “Common Stock”), having a maximum aggregate public offering price of up to $100,000,000 and (b) resale, from time to time, by certain selling securityholders (the “Selling Stockholders”) specified in the Registration Statement and the prospectus associated therewith (the “Prospectus”), of an aggregate of 600,000 shares of the Company’s Common Stock. The Common Stock may be sold from time to time by the Company and the Selling Stockholders as set forth in the Registration Statement, the Prospectus and the supplements to the Prospectus.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1) the Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on July 25, 2001;

(2) the Company’s Bylaws, certified by the Company’s Assistant Secretary on April 21, 2006;

(3) the Registration Statement, together with the exhibits incorporated therein by reference;

(4) the Prospectus prepared in connection with the Registration Statement;

(5) the minutes of meetings and actions by written consent of the Company’s incorporator(s), stockholders and Board of Directors that are contained in the Company’s minute books that are in our possession;

(6) a statement from the Company as of the date hereof as to the number of (i) outstanding shares of capital stock and (ii) issued and outstanding options, warrants and rights to purchase capital stock;

(7) a certificate from the Company’s transfer agent as to the number of outstanding shares of the Company’s capital stock as of April 20, 2006; and

(8) a Management Certificate addressed to us and dated of even date herewith executed by the Company with respect to certain factual matters.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents, where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that certificates representing the Common Stock will have been properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the

Natus Medical Incorporated

April 21, 2006

documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non- existence of any other factual matters.

We are admitted to practice law in the state of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the state of California and (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting these laws.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the delivery of the Common Stock under the Registration Statement, the Registration Statement will have been declared effective under the Securities Act, that Registration Statement remains effective and has not been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Common Stock. We have also assumed that no more than 5,000,000 shares of Common Stock will be issued by the Company in connection with its offer and sale of up to $100,000,000 aggregate public offering price of shares of Common Stock under the Registration Statement. We have also assumed that the issuance and delivery of such Common Stock and the compliance by the Company with the terms of such Common Stock will not violate any applicable law or result in a violation of any provision of any restriction imposed by any court or governmental body having jurisdiction over the Company.

The Company has informed us that the Company intends to issue the Common Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any shares of Common Stock in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Common Stock is to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Common Stock. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of its stockholders if required by the laws of the states of California or Delaware, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of Common Stock at the time of issuance. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

Based upon the foregoing, we are of the opinion that:

(1) The 600,000 shares of Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

(2) The up to $100,000,000 in aggregate public offering price of shares of Common Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first written above, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/S/ FENWICK & WEST LLP